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Exhibit 23.7.

Consent of Independent Petroleum Engineers

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Shenandoah Energy, Inc. as of years ended December 31, 2001 and 2002, incorporated herein by reference into the following Registration Statements: Form S-3 (No. 333-48168) and Form S-8 (33-4436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658 and 333-89486).

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P.

Denver, Colorado
March 4, 2005

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Consent of Independent Petroleum Engineers